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EXHIBIT 99.6--FORM OF LETTER TO DEALERS AND OTHER NOMINEES

                          WYNDHAM INTERNATIONAL, INC.

           3,000,000 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK
                         INITIALLY OFFERED PURSUANT TO
                     RIGHTS DISTRIBUTED TO STOCKHOLDERS OF
                        WYNDHAM INTERNATIONAL, INC. AND
                              LIMITED PARTNERS OF
               PATRIOT AMERICAN HOSPITALITY PARTNERSHIP, L.P. OR
               WYNDHAM INTERNATIONAL OPERATING PARTNERSHIP, L.P.

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

  This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the offering by Wyndham International, Inc. (the "Company") of 3,000,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") of the Company, at a subscription price of $100.00 per share, pursuant to transferable subscription rights (the "Rights") initially distributed to holders of record of the Company's Class A Common Stock (the "Common Stock") and holders of limited partnership units of Patriot American Hospitality Partnership, L.P. or Wyndham International Operating Partnership, L.P. as of the close of business on September 30, 1999 (the "Record Date"). The Rights are described in the Prospectus and evidenced by a Subscription Warrant registered in your name or the name of your nominee.

  Each beneficial owner of shares of Common Stock registered in your name or the name of your nominee is entitled to one (1) Right for every one (1) share of Common Stock owned by such holder. Holders of Rights are entitled to purchase one (1) share of newly issued Series A Preferred Stock for every
56.2772 Rights. No fractional shares or cash in lieu thereof will be issued or paid. The number of shares which may be purchased pursuant to the exercise of Rights must be rounded down to the nearest whole number (or any lesser number of whole shares) in order to avoid issuing fractional shares.

  We are asking you to contact your clients for whom you hold the Common Stock registered in your name or in the name of your nominee to obtain instructions with respect to the Rights. Enclosed are copies of the following documents:

    1. The Prospectus;

    2. The "Instructions as to Use of Wyndham International, Inc.
  Subscription Warrant" (including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9);

    3. A form of letter which may be sent to your clients for whose accounts you hold Common Stock registered in your name or the name of your nominee;

    4. A form of Instructions from Beneficial Owners to Brokers or Other Nominees for obtaining your clients' instructions with regard to the Rights;

    5. A Notice of Guaranteed Delivery for Subscription Warrants issued by Wyndham International, Inc.; and

    6. A return envelope addressed to ChaseMellon Shareholder Services, L.L.C., the subscription agent.

  Your prompt action is requested. The Rights will expire at 5:00 P.M., New York City time, on December 8, 1999, unless extended by the Company (the "Expiration Date").

  To exercise the Rights, a properly completed and executed Subscription Warrant (unless the guaranteed delivery procedures are complied with) and payment in full for all Rights exercised must be delivered to ChaseMellon Shareholder Services, L.L.C. as indicated in the Prospectus prior to 5:00 P.M., New York City time, on the Expiration Date.

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  Additional copies of the enclosed materials may be obtained from ChaseMellon
Consulting Services, L.L.C., the information agent. Their toll-free telephone number is (888) 224-2745 or they may be called collect at (212) 273-8080.

                                          Very truly yours,

                                          WYNDHAM INTERNATIONAL, INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF WYNDHAM INTERNATIONAL, INC., THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE SERIES A PREFERRED STOCK ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.

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